UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2015, American International Group, Inc. (“AIG”) issued a press release announcing the formation of a new Executive Leadership Team. John Q. Doyle, currently Executive Vice President – Commercial, will be leaving AIG after a period of transition. Also as part of the new leadership structure, Siddhartha Sankaran, Executive Vice President and Chief Risk Officer, will succeed David L. Herzog as Executive Vice President and Chief Financial Officer in the first quarter of 2016 following the filing of AIG’s Annual Report on Form 10-K, on a date to be determined. Information with respect to Mr. Sankaran required by Items 401(b), (d) and (e) of Regulation S-K is contained in AIG’s 2015 Definitive Proxy Statement on Schedule 14A, dated March 30, 2015 (File No. 1-8787), and is incorporated by reference into this Current Report on Form 8-K. Mr. Sankaran has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Section 8 — Other Events

Item 8.01.	Other Events.

A copy of the press release, dated December 10, 2015, which announces the formation of the new Executive Leadership Team, is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release dated December 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.
(Registrant)

Date: December 10, 2015	By:	/s/ James J. Killerlane III
	Name:	James J. Killerlane III
	Title:	Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release dated December 10, 2015